Exhibit 10.4

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 13th day of September, 2021, by and between Motive Capital Corp, a Cayman Islands exempted company (the “Issuer”), which shall be domesticated as a Delaware corporation prior to the closing of the Transactions (as defined herein), and the undersigned (“Subscriber”).

WHEREAS, substantially concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into that certain Merger Agreement, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, the “Transaction Agreement”), among the Issuer, FGI Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Issuer (“Merger Sub”), and Forge Global, Inc., a Delaware corporation (“Forge”), whereby, among other things, Merger Sub will merge with and into Forge, with Forge continuing as the surviving entity and a wholly-owned subsidiary of the Issuer (the “Merger”), on the terms and subject to the conditions set forth therein (the transactions contemplated by the Transaction Agreement, “Transactions”);

WHEREAS, prior to the closing of the Transactions (and as more fully described in, and on the terms and subject to the conditions set forth in, the Transaction Agreement), the Issuer will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, in connection with the Transactions, the Issuer is seeking commitments from interested investors to purchase, on the Closing Date following the Domestication but immediately prior to the effective time of the Merger, the Issuer’s Class A ordinary shares, par value $0.0001 per share, as such shares will exist as common stock following the Domestication (the “Class A Shares”);

WHEREAS, in connection with the Transactions, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer the number of Class A Shares set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per Class A Share (the “Share Purchase Price” and the aggregate purchase price set forth on the signature page hereto for the Acquired Shares, the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at the Closing (as defined herein); and

WHEREAS, in connection with the Transactions, certain institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (as defined in Rule 144A promulgated under the Securities Act) other than the Subscriber (each, an “Other Subscriber”), have entered into subscription agreements substantially similar to this Subscription Agreement with the Issuer pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date (as defined herein), Class A Shares at the Share Purchase Price (the “Other Subscription Agreements”) with an aggregate purchase price of $68.5 million, inclusive of the Purchase Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                 Subscription. Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2.                 Closing.

(a)               Subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d) (other than those conditions that by their nature are to be satisfied at the closing of the Subscription contemplated hereby (the “Closing”), but without affecting the requirement that such conditions be satisfied or waived at the Closing), the Closing shall occur following the Domestication, and on the date of and at a time immediately prior to or substantially concurrently with the effective time of the Merger (such date, the “Closing Date”) in the sequence contemplated in the recitals to this Agreement and is contingent upon the subsequent occurrence of the consummation of the Transactions. Not less than five (5) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the anticipated Closing Date specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(b)               Subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d) (other than those conditions that by their nature are to be satisfied at the Closing, but without affecting the requirement that such conditions be satisfied or waived at the closing of the Transactions):

(i)                 At least one (1) business day prior to the anticipated Closing Date specified in the Closing Notice, or such other time agreed to between the Issuer and the Subscriber (or as soon as practicable after Subscriber receives from the Issuer or its transfer agent evidence of the issuance of the Acquired Shares on the Closing Date from the transfer agent), Subscriber shall deliver to the Issuer (i) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, to be held in escrow until the Closing and (ii) any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscriber’s Acquired Shares, including, without limitation, the legal name of the person in whose name such Acquired Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable; and

(ii)                On the Closing Date the Issuer shall deliver to Subscriber the Acquired Shares against and upon payment by the Subscriber in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

(c)              The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:

(i)                 all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (other than those representations and warranties made as of an earlier date, which shall be true and correct in all material respects or, if qualified by materiality or Subscriber Material Adverse Effect, in all respects, as of such earlier date);

(ii)                Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably likely to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing, provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by the Issuer to the Subscriber and the Subscriber fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice;

(iii)               no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(iv)              all conditions precedent to the Issuer’s obligation to effect the Transactions set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that (A) may only be satisfied at the closing of the Transactions, but subject to the satisfaction or waiver of such conditions as of the closing of the Transactions, or (B) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).

(v)                all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange (“NYSE”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares) required to be made in connection with the issuance and sale of the Acquired Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Issuer from consummating the transactions contemplated hereby, including the issuance and sale of the Acquired Shares;

(d)               Subscriber’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by Subscriber, of each of the following conditions:

(i)                 all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (other than those representations and warranties made as of an earlier date, which shall be true and correct in all material respects or, if qualified by materiality or Material Adverse Effect, in all respects, as of such earlier date);

(ii)                no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(iii)               the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably likely to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing; provided, that, this condition shall be deemed satisfied unless written notice of such noncompliance is provided by Subscriber to the Issuer and the Issuer fails to cure such noncompliance in all material respects within five (5) business days of receipt of such notice;

(iv)               no suspension of the qualification of the Class A Shares for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Class A Shares on the Stock Exchange shall have occurred;

(v)                the terms of the Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended or modified in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement;

(vi)              no amendment or modification of, or waiver with respect to Issuer’s obligation to effect the Closing under the Transaction Agreement shall have occurred that would reasonably be expected to materially, adversely and disproportionately as compared to Other Subscribers affect the economic benefits to Subscriber under this Subscription Agreement without having received Subscriber’s prior written consent;

(vii)              all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares) required to be made in connection with the issuance and sale of the Acquired Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Issuer from consummating the transactions contemplated hereby, including the issuance and sale of the Acquired Shares; and

(viii)            all conditions precedent to the closing of the Transactions set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions that (A) may only be satisfied at the closing of the Transactions, but subject to the satisfaction or waiver of such conditions as of the closing of the Transactions, or (B) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).

(e)               Prior to or at the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties hereto reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(f)                If the closing of the Transactions does not occur within four (4) business days of the Closing Date specified in a Closing Notice, the Issuer shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 7 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transactions pursuant to such new Closing Notice.

3.                 Issuer Representations and Warranties. The Issuer represents and warrants that:

(a)               The Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, the Issuer will be duly formed, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(b)               As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares will be free and clear of any liens (other than those specified hereunder or those created by Subscriber) in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights, whether created under the Issuer’s certificate of incorporation (as amended as of the Closing Date) and bylaws (as amended as of the Closing Date), or under the laws of the State of Delaware.

(c)               This Subscription Agreement has been duly authorized, executed and delivered by the Issuer, constitutes the valid and binding agreement of the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)              Assuming the accuracy of Subscriber’s representations and warranties in Section 4, the execution and delivery by the Issuer of this Subscription Agreement, and the performance by the Issuer of its obligations under this Subscription Agreement, including the issuance and sale of the Acquired Shares and the consummation of the transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

(e)               The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(f)               Assuming the accuracy of Subscriber’s representations and warranties in Section 4, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 9(m), (iv) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, (v) the filings required by the NYSE or such other applicable stock exchange on which the Issuer’s Class A Shares are then listed (the “Stock Exchange”), including with respect to obtaining stockholder approval, and (vi) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Acquired Shares.

(g)              The authorized share capital of the Issuer consists of (i) 500,000,000 Class A Shares, (ii) 50,000,000 Class B ordinary shares of par value $0.0001 each (“Class B Shares”), and (iii) 5,000,000 preference shares of par value $0.0001 each (“Preferred Stock”). As of the date hereof, excluding any units of the Issuer that may be acquired by affiliates of Issuer pursuant to the A&R FPA (as defined in the Transaction Agreement): (A) no shares of Preferred Stock are issued and outstanding, (B) 41,400,000 Class A Shares are issued and outstanding, and (C) 10,350,000 Class B Shares are issued and outstanding. As of the date hereof, excluding any units of the Issuer that may be acquired by affiliates of Issuer pursuant to the A&R FPA (as defined in the Transaction Agreement): (x) 13,800,000 warrants to purchase Class A Shares that were included in the units sold as part of the Issuer’s initial public offering (the “Public Warrants”) and (y) 7,386,667 warrants to purchase Class A Shares that were issued to an affiliate of the Issuer (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) are issued and outstanding. All issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and all outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Class A Shares, Class B Shares, or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Issuer has no subsidiaries (other than Merger Sub) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

(h)               The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the Stock Exchange. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act. As of the Closing Date, the Acquired Shares will be approved for listing on the Stock Exchange, subject to official notice of issuance.

(i)                Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

(j)                Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(k)               The Issuer has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or such other investor’s direct or indirect investment in the Issuer other than (i) the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement, (ii) the A&R FPA (as defined in the Transaction Agreement) and (iii) the Other Subscription Agreements. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and terms that are no more advantageous to any such Other Subscriber thereunder than the terms of this Subscription Agreement.

(l)                Other than as set forth in the Transaction Agreement or as described in the SEC Reports (as defined below), there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the closing of the Transactions; provided, that any such holders will waive any such anti-dilution or similar provisions in connection with the Transactions.

(m)             As of their respective dates, all reports (the “SEC Reports”) required to be filed by the Issuer with the Commission complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in light of the Commission’s issuance of the Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), the Issuer determined it had improperly accounted for its outstanding warrants as equity instruments and restated its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes (the “Warrant Accounting Issue”). The financial statements of the Issuer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, other than with respect to the Warrant Accounting Issue. Subscriber acknowledges that (i) the Issuer continues to review the Statement and its implications, including on the other information included in its SEC Reports and (ii) any revision or other modification of the SEC Reports (including, without limitation, with respect to disclosures regarding internal control over financial reporting or disclosure controls and procedures) in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the Commission with respect to the Statement shall be deemed not material for purposes of this Agreement. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. There are no and upon Closing there shall be no material outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(n)               Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(o)               Except for placement fees payable to UBS Securities LLC (“UBS”) and J.P. Morgan Securities LLC in their capacities as placement agents for the offer and sale of the Acquired Shares (in such capacity, collectively, “Placement Agents”), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer.

(p)               None of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

(q)              The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)               The Issuer is not, and immediately after receipt of payment for the Acquired Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)               The Issuer shall use commercially reasonable efforts to not engage in any activities that would cause the Issuer to become a U.S. real property holding corporation (“USRPHC”) and shall notify Subscriber in writing as promptly as possible if it determines that there is a significant risk that it may become a USRPHC. In addition, upon the Subscriber’s reasonable request, the Issuer shall use commercially reasonable efforts to determine whether it is a USRHPC and shall promptly inform the Subscriber in writing once such a determination has been made.

4.                 Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a)               Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)               This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is the valid and binding obligation of Subscriber and enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)               The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would be reasonably likely to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would be reasonably likely to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

(d)               Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Accordingly, the Subscriber understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, the Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(e)               Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber acknowledges that it is acquiring its entire beneficial ownership interest in the Acquired Shares for Subscriber’s own account for investment purposes only (or for an account over which the Subscriber exercises sole discretion for another qualified institutional buyer or accredited investor) and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, Transferred (as defined herein), pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, pursuant to Rule 144 promulgated under the Securities Act, absent a change in law, receipt of regulatory no-action relief or an exemption, provided that all of the applicable conditions thereof have been met, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including without limitation sales conducted pursuant to Rule 144 promulgated under the Securities Act), and that any certificates or book entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Acquired Shares. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or Transfer of any of the Acquired Shares. For purposes of this Subscription Agreement, “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through any derivative transactions.

(f)                Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer, Forge, the Placement Agents or any of their respective affiliates, or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer included in this Subscription Agreement.

(g)               Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)               In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that, other than with respect to the representations and warranties of the Issuer expressly set forth in this Agreement, it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, in making its investment or decision to invest in the Issuer, Subscriber has not relied on any statements or other information provided by the Issuer, Forge, the Placement Agents or any of their respective affiliates, or any of their respective control persons, officers, directors, employees, partners, agents or representatives (other than the representations and warranties of the Issuer expressly set forth in this Agreement), concerning the Issuer, Forge or the Acquired Shares or the offer and sale of the Acquired Shares or Subscriber’s decision to purchase the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, the Transactions and the business of Forge. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Issuer’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

(i)                Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j)                Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the Issuer’s filings with the Commission. Subscriber qualifies as a sophisticated institutional investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to transactions in, and investment strategies involving, securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k)               Subscriber acknowledges and is aware that the Placement Agents have acted as underwriters to the Issuer in connection with the Issuer’s initial public offering, for which they will receive deferred underwriting commission contingent upon the closing of the Transactions.

(l)                Subscriber acknowledges and agrees that (i) each Placement Agent is acting as a placement agent in connection with the Subscription and as a capital markets advisor to the Issuer in connection with the Transactions, and UBS is acting as a financial advisor to the Issuer, (ii) none of the Placement Agents nor any affiliate of the Placement Agents (nor any officer, director, employee or representative of each Placement Agent or any affiliate thereof) have made, or will make, any representation or warranty, whether express or implied, of any kind or character and have not provided, and will not provide, any advice or recommendation or act as a fiduciary in connection with the Subscription, (iii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Issuer, Merger Sub, Forge or the Subscription, (iv) the Placement Agents (and their respective affiliates or control persons, officers, directors, employees, partners, agents or representatives) shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Issuer or any other person or entity) for any action heretofore or hereafter taken of omitted to be taken, whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber (including any affiliates, control persons, officers, directors, employees, partners, agents or representatives), in respect of the Subscription, (v) the Placement Agents and their respective affiliates have not made an independent investigation with respect to the Issuer, Merger Sub, Forge or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, Merger Sub or Forge, and (vi) the Placement Agents have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares.

(m)             Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(n)               Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

(o)               Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”) or a person or entity prohibited by any OFAC List, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(p)               If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (together with the ERISA Plans, the “Plans”), then Subscriber represents and warrants that it has not relied on the Issuer or any of its affiliates (the “Transaction Parties”) for investment advice as the Plan’s fiduciary with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied on as the Plan’s fiduciary with respect to any decision to acquire and hold the Acquired Shares.

(q)               At the Closing, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2(b)(i).

5.                 No Short Sales. The Subscriber hereby agrees that, from the date of this Subscription Agreement and until the Closing (or such earlier termination of this Subscription Agreement), none of the Subscriber, its controlled affiliates, or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates or pursuant to any understanding with the Subscriber or any of its controlled affiliates shall, directly or indirectly, offer, sell, pledge, contract to sell, sell any option, engage in any hedging activities or execute any Short Sales with respect to securities of the Issuer. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.                 Registration Rights.

(a)               In the event that the Acquired Shares are not registered in connection with the consummation of the Transactions, the Issuer agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), it will file with the Commission (at its sole cost and expense) a registration statement on Form S-1 (the “Registration Statement”), registering the resale of the Acquired Shares as determined as of two (2) Business Days prior to such submission or filing of the Registration Statement, which Registration Statement may include shares of the Issuer’s common stock, including shares of Issuer’s common stock issuable upon exercise of outstanding warrants or those held by the Sponsor, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Issuer that it will review the Registration Statement) following the Closing and (ii) ten (10) business days after the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be reviewed or will not be subject to further review (such date, the “Effectiveness Date”). The Issuer agrees to cause such Registration Statement, or another shelf registration statement that includes the Acquired Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Subscriber ceases to hold any Acquired Shares issued pursuant to this Subscription Agreement, or (iii) on the date on which the Subscriber is able to sell all of its Acquired Shares issued pursuant to this Subscription Agreement (or Acquired Shares received in exchange therefor) under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold and without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144(c) (or Rule 144(i)(2), if applicable). The Subscriber agrees to disclose its ownership and any other information reasonably requested to the Issuer to assist it in making the determination described above. The Issuer’s obligations to include the Acquired Shares issued pursuant to this Subscription Agreement (or Acquired Shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Issuer such information regarding the Subscriber, the securities of the Issuer held by the Subscriber and the intended method of disposition of such Acquired Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Issuer to effect the registration of such Acquired Shares, and shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that, Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares (other than any such restrictions that may exist hereunder). Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Acquired Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares or other shares included in the Registration Statement by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Acquired Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Acquired Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 6. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within three (3) business days thereafter, the Issuer shall file the final prospectus under Rule 424 of the Securities Act. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Acquired Shares. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement set forth in this Section 6. For purposes of this Section 6, “Acquired Shares” shall mean, as of any date of determination, the Acquired Shares acquired by the Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Acquired Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the undersigned Subscriber to which the rights under this Section 6 have been duly assigned.

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(b)               The Issuer shall advise the Subscriber as soon as reasonably practicable, but in any event within five (5) business days (at the Issuer’s expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, any Registration Statement does not contain an untrue statement of a material fact or that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 6(b) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension); provided, that, notwithstanding the foregoing, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in clauses (i) through (iv) above constitutes material, nonpublic information regarding the Issuer. The Issuer shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Subscriber acknowledges and agrees that the Issuer may suspend the use of any such Registration Statement if it determines in good faith, upon advice of legal counsel that, in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, provided, that (i) the Issuer shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions, or for a period of more than ninety (90) consecutive days or more than a total of one hundred twenty (120) calendar days, in each case in any three hundred sixty (360) day period, and (ii) the Issuer shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.

(c)               For as long as the Subscriber holds Acquired Shares, the Issuer will use commercially reasonable efforts to file timely all SEC Reports. In addition, in connection with any sale, assignment, transfer or other disposition of the Acquired Shares by the Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Acquired Shares held by the Subscriber become freely tradable and upon compliance by the Subscriber with the requirements of this Section 6(c), if requested by the Subscriber, the Issuer shall cause the transfer agent for the Acquired Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Acquired Shares and make a new, unlegended entry for such book entry Acquired Shares sold or disposed of without restrictive legends within three (3) business days after any such request therefor from the Subscriber, provided that (1) in the opinion of counsel to the Issuer, it is then permissible to remove such restrictive legend(s) from the Acquired Shares pursuant to applicable laws and regulations and (2) the Issuer and the Transfer Agent have timely received from the Subscriber customary representations and other documentation reasonably acceptable to the Issuer and the Transfer Agent in connection therewith. Subject to receipt from the Subscriber by the Issuer and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Issuer and the Transfer Agent in connection therewith, the Subscriber may request that the Issuer remove any legend from the book entry position evidencing its Acquired Shares and the Issuer will, if required by the Transfer Agent, cause an opinion of the Issuer’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Acquired Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) in the opinion of counsel to the Issuer, it is otherwise then permissible to remove such restrictive legend(s) from the Acquired Shares pursuant to applicable laws and regulations. The Issuer shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

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(d)               Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness or use thereof, if it determines that the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer reasonably believes would require additional disclosure by the Issuer in the Registration Statement and the non-disclosure of which in the Registration Statement would be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than ninety (90) consecutive calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer except (A) for disclosure to the Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (A) to the extent Subscriber is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. In addition, Subscriber agrees that any sales under the Registration Statement will be suspended from the time that the Issuer files its first annual report on Form 10-K with the Commission after the Effective Date until such time as the Commission declares any applicable post-effective amendment to the Registration Statement effective. The Issuer shall use its commercially reasonable efforts to limit such period of suspension and shall notify Subscriber when sales can recommence under the Registration Statement within two (2) business days of the Effective Date. For the avoidance of doubt, such suspension shall not constitute a Suspension Event or be subject to any of the provisions relating thereto in this Section 6(d) (other than with respect to notification of the occurrence of such suspension).

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(e)               Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of an event described in Section 6(d) above was previously delivered (or would have been delivered but for the provisions of this Section 6(e) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event or other event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event or other event immediately upon its availability.

(f)                Indemnification.

(i)                 The Issuer agrees to indemnify and hold harmless, to the extent permitted by law, the Subscriber, its directors, officers, employees and agents, and each person who controls the Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of the Subscriber expressly for use therein.

(ii)              The Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Issuer, its directors and officers and agents and each person who controls the Issuer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Acquired Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii)            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)             The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares purchased pursuant to this Subscription Agreement.

(v)               If the indemnification provided under this Section 6(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(f) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Acquired Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

7.                      Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Sections 2(c) and 2(d) are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, or (d) the Agreement End Date (as defined in the Transaction Agreement), if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by the Agreement End Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. The Issuer shall promptly notify in writing Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any Purchase Price paid by the Subscriber to the Issuer in connection herewith shall be promptly returned to the Subscriber without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transactions shall have been consummated.

8.                      Trust Account Waiver. Notwithstanding anything to the contrary in this Subscription Agreement, Subscriber, on behalf of itself and its affiliates, equity holders and representatives (a) acknowledges and agrees that (i) it has reviewed the Issuer’s filings with the Commission and understands that the Issuer has established a trust account (the “Trust Account”) for the benefit of the Issuer and certain of its existing shareholders, and (ii) none of Subscriber, or its affiliates, equity holders and representatives, has any right, title, interest or claim of any kind arising from this Subscription Agreement or otherwise in or to any monies in the Trust Account or any distributions or payments therefrom (each, a “Claim”), and (b) hereby waives any Claim (whether arising now or in the future) arising from this Subscription Agreement or otherwise and agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with any such Claim; provided, however, that nothing in this Section 8 shall be deemed to limit or prohibit (i) the Subscriber’s right to pursue a claim against the Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (ii) any claims that the Subscriber may have in the future against the Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released to the Issuer from the Trust Account and any assets that have been purchased or acquired with any such funds) and (iii) the Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

9.                  Miscellaneous.

(a)               Each party hereto acknowledges that the other party hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects. Subscriber and the Issuer further acknowledge and agree that each Placement Agent may rely on and are third-party beneficiaries of Section 3, Section 4 and this Section 9.

(b)               Each of the Issuer, the Placement Agents and Subscriber is entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(c)               Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Acquired Shares, if any) may be transferred or assigned without the prior written consent of the Issuer; provided that the consent of the Issuer shall not be required for any assignment to any entity, fund or account managed by the same investment manager as the Subscriber or an affiliate thereof (each an “Affiliated Entity”), subject to such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement (that requires transferee or assignee to make the same representations and warranties as Subscriber in Section 4) or a separate subscription agreement in the same form as this Subscription Agreement, and updating Schedule A hereto; provided, that no such assignment shall relieve Subscriber of its obligations hereunder.

(d)               All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e)              The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.

(f)                This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(g)               Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h)               If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i)                 This Subscription Agreement may be executed in two (2) or more counterparts (including by a “.pdf” format data file or by other electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(j)                 Except as otherwise contemplated in this Subscription Agreement, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(k)               Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(A)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(B)	if to the Issuer, to:

Motive Capital Corp

7 World Trade Center

250 Greenwich St., FL 47

New York, NY 10006

Attention: Blythe Masters

Email: blythe@motivepartners.com

with a required copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attention: Shukie Grossman; Evan D’Amico

Email: sgrossman@gibsondunn.com; edamico@gibsondunn.com

(l)                 This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(k) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(l).

(m)             The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction Agreement, the Transactions and any other material, nonpublic information that the Issuer has provided to the Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, the Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors, or employees or agents, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer, the Placement Agent or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement. All press releases, marketing materials or other public communications or disclosures relating to the transactions contemplated hereby between Forge or the Issuer and the Subscriber, and the method of the release for publication thereof, shall be subject to the prior approval of the Subscriber (email acceptable) to the extent such press release or public communication or disclosure references the Subscriber by name. The restriction in this Section 9(m) shall not apply to the extent the public announcement or disclosure is required by applicable securities law (including in connection with the Registration Statement), any Governmental Entity or stock exchange rule; provided that in such an event, unless prohibited by law, rule or regulation, the disclosing party shall provide the Subscriber with prior written notice (notice by email acceptable) of such disclosure and shall use its commercially reasonable efforts to consult with the Subscriber in advance as to its form, content and timing.

(n)               This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by each of the parties hereto.

(o)               The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce Forge to execute and deliver the Transaction Agreement and (ii) agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9(l), in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(o) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any proceeding for which the Issuer is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by Subscriber, shall include damages related to the consideration that is or was to be paid to the Issuer under the Transaction Agreement and/or this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Transaction Agreement and this Subscription Agreement.

(p)               The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber. The decision of the Subscriber to purchase the Acquired Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber and independently of any information, materials, statements opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, Forge or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or to any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and any Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and any Other Subscriber are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Acquired Shares or enforcing its rights under this Subscription Agreement.

(q)               If Subscriber is a Massachusetts Business Trust, a copy of the Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

(r)                If any change in the number, type or classes of authorized shares of the Issuer (including the Acquired Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares to be issued to the Subscriber shall be appropriately adjusted to reflect such change.

(s)                Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. The Subscriber acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Acquired Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement (other than the Issuer), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, Forge or any other party to the Transaction Agreement shall be liable to the Subscriber, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Acquired Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, Forge, the Placement Agents or any Non-Party Affiliate concerning the Issuer, Forge, the Placement Agents, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, Forge, the Placement Agent or any of the Issuer’s, Forge’s or the Placement Agents’ respective affiliates or any family member of the foregoing.

(t)                  Affiliate of Subscriber.  For purposes of this Subscription Agreement, an “affiliate” or “controlled affiliate” of the Subscriber refers to any entity that is one of the Subscriber’s direct or indirect wholly-owned subsidiaries whose boards of directors or equivalent governing bodies comprise employees or nominees of the Subscriber, its wholly-owned subsidiary and/or a wholly-owned subsidiary of the Subscriber’s wholly-owned subsidiary.

[Signature pages follow.]

IN WITNESS WHEREOF, the Issuer has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

MOTIVE CAPITAL CORP

By:	/s/ Blythe Masters
Name: Blythe Masters
Title: Chief Executive Officer

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Subscriber:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Shares are to be registered (if different):

Subscriber EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Email address:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Aggregate Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS
OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

☐	Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, limited liability company or partnership not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.

☐	Subscriber is a business development company as defined in Section 202(a)(48) of the Investment Company Act of 1940.

☐	Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐	Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

Schedule A-1

☐	Subscriber is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Subscriber is an investment company registered under the Investment Company Act of 1940.

☐	Subscriber is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	A insurance company; or

☐	A registered investment adviser.

☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”.

Schedule A-2

☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐	Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	Subscriber is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	Any entity in which all of the equity owners are “accredited investors”.

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

*** AND ***

D.	INSTITUTIONAL ACCOUNT STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “Institutional Account” (as defined in FINRA 4512(c)).

Schedule A-3